Exhibit 1.2

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

April 29, 2020

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:	Frank de Rooij

Vice President Treasury and Corporate Finance

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-236366) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

1.125% Notes due 2023 (the “2023 Notes”), 1.500% Notes due 2025 (the “2025 Notes”) and the 2.100% Notes due 2030 (the “2030 Notes” and, together with the 2023 Notes and the 2025 Notes, the “Notes”).

Principal Amount:

In the case of the 2023 Notes, $750,000,000.

In the case of the 2025 Notes, $750,000,000.

In the case of the 2030 Notes, $750,000,000.

Interest Rate:

In the case of the 2023 Notes, 1.125% per annum, from May 1, 2020, payable semi-annually in arrears on May 1 and November 1, commencing November 1, 2020, to holders of record on the preceding April 15 or October 15, as the case may be.

In the case of the 2025 Notes, 1.500% per annum, from May 1, 2020, payable semi-annually in arrears on May 1 and November 1, commencing November 1, 2020, to holders of record on the preceding April 15 or October 15, as the case may be.

In the case of the 2030 Notes, 2.100% per annum, from May 1, 2020, payable semi-annually in arrears on May 1 and November 1, commencing November 1, 2020, to holders of record on the preceding April 15 or October 15, as the case may be.

Maturity:

In the case of the 2023 Notes, May 1, 2023.

In the case of the 2025 Notes, May 1, 2025.

In the case of the 2030 Notes, May 1, 2030.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, or DTC, Clearstream Banking, société anonyme, or Clearstream, or Euroclear Bank S.A./N.V., or Euroclear, or their respective designated custodian, as the case may be, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Conversion Provisions:

None.

Optional Redemption:

At any time, the Company may redeem the 2023 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is one month prior to maturity, the Company may redeem the 2025 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is one month prior to maturity, the Company may redeem the 2025 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Prior to the date that is three months prior to maturity, the Company may redeem the 2030 Notes, in whole or in part, at the Company’s election at a make-whole price, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

On or after the date that is three months prior to maturity, the Company may redeem the 2030 Notes, in whole or in part, at the Company’s election, at par, as described under the caption “Description of Notes—Optional Redemption” in the prospectus supplement.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the prospectus supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay additional amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the prospectus supplement.

Purchase Price:

In the case of the 2023 Notes, 99.465% of the principal amount of the 2023 Notes.

In the case of the 2025 Notes, 99.212% of the principal amount of the 2025 Notes.

In the case of the 2030 Notes, 98.933% of the principal amount of the 2030 Notes.

Expected Reoffering Price:

In the case of the 2023 Notes, 99.665% of the principal amount of the 2023 Notes.

In the case of the 2025 Notes, 99.512% of the principal amount of the 2025 Notes.

In the case of the 2030 Notes, 99.383% of the principal amount of the 2030 Notes.

Names and Addresses of the Representatives of the Several Underwriters:

Banca IMI S.p.A.

Largo Mattioli 3

20121 Milan

Italy

Attention: Legal Department

BBVA Securities Inc.

1345 Avenue of the Americas

44th Floor

New York, New York 10105

United States

Attention: Legal Department

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States

Attention: General Counsel

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

United States

Attention: Debt Capital Markets Syndicate

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

United States

Attention: Registration Department

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

United States

Attention: Debt Capital Markets

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

United States

Attention: Debt Capital Markets

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 4:25 p.m. (New York City time) on the date of this Terms Agreement.

2. Subsection (aa) of Section 2 of the Underwriting Agreement is hereby amended as follows:

“(aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business in any country or territory that is, or the activities of any person that is, currently subject to any Sanctions.”

3. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth, sixth, seventh, ninth, eleventh and twelfth paragraphs under the caption “Underwriting” in the prospectus supplement. In addition, subsection (a) of Section 6 of the Underwriting Agreement is hereby amended by replacing “Pricing Prospectus” with “Pricing Prospectus or the Prospectus.”

4. The following selling restrictions apply to the offer and sale of the Notes:

(a) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b) Each Underwriter hereby severally represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any

Notes to any retail investor in the European Economic Area or in the United Kingdom. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

a.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

b.	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

c.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(c) Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d) Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e) Each Underwriter hereby severally represents and agrees that (1) the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”) and (2) it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (A) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (B) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (C) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f) Each Underwriter hereby severally represents and agrees that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended (the “FIEL”)), and it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

(g) Each Underwriter hereby severally represents and agrees that it has offered or sold and will offer or sell the Notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the Notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of the Notes.

5. Section 13 of the Underwriting Agreement is hereby amended as follows:

“13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be legally valid, effective and enforceable for all purposes.”

6. Section 14 of the Underwriting Agreement is hereby added as follows:

“14. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of the Underwriting Agreement, and any interest and obligation in or under the Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

7.

(a) Notwithstanding any other term of this agreement, the Underwriting Agreement or any other agreements, arrangements, or understanding between the

Underwriters and the Company, each party acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this agreement and the Underwriting Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this agreement and the Underwriting Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) As used in this Section 7,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

(c) For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability and such Underwriter does not, on the Closing Date, purchase the full amount of the Notes that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority of its powers under the relevant Bail-in Legislation with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of Section 7 of the Underwriting Agreement, to have defaulted on its obligation to purchase such Notes that it has agreed to purchase hereunder but has not purchased, and Section 7 of the Underwriting Agreement shall remain in full force and effect with respect to the obligations of the other Underwriters.

The Closing will take place at 9:00 a.m., New York City time, on May 1, 2020 (the “Closing Date”), at the offices of Hunton Andrews Kurth LLP (as successor to Hunton & Williams LLP), 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166 (unless another location shall be agreed to by the Company and the Underwriters) at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

Acting as Representatives of the several Underwriters

BANCA IMI S.P.A.

By:	/s/ PANTALEO CUCINOTTA
Name:	Pantaleo Cucinotta
Title:	Head of DCM

[Signature Page to Terms Agreement]

BBVA SECURITIES INC.

By:	/s/ ROSANNA MADDALENA
Name:	Rosanna Maddalena
Title:	Managing Director - DCM

[Signature Page to Terms Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ BRIAN D. BEDNARSKI
Name:	Brian D. Bednarski
Title:	Managing Director

[Signature Page to Terms Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ JACK MCCABE
Name:	Jack McCabe
Title:	Managing Director

By:	/s/ MAI-YIN PICARD
Name:	Mai-Yin Picard
Title:	Director

[Signature Page to Terms Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ RAFFAEL FIUMARA
Name:	Raffael Fiumara
Title:	Vice President

[Signature Page to Terms Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ JOSEPH SANTANIELLO
Name:	Joseph Santaniello
Title:	Vice President

[Signature Page to Terms Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ OMAR F. ZAMAN
Name:	Omar F. Zaman
Title:	Managing Director

[Signature Page to Terms Agreement]

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ FRANK DE ROOIJ
Name:	Frank de Rooij
Title:	Vice President Treasury and Corporate Finance

[Signature Page to Terms Agreement]

SCHEDULE A

DEBT SECURITIES

Underwriters	2023 Notes	2025 Notes	2030 Notes
Banca IMI S.p.A.	$97,500,000	$97,500,000	$97,500,000
BBVA Securities Inc.	$97,500,000	$97,500,000	$97,500,000
Citigroup Global Markets Inc.	$97,500,000	$97,500,000	$97,500,000
Deutsche Bank Securities Inc.	$97,500,000	$97,500,000	$97,500,000
Goldman Sachs & Co. LLC	$97,500,000	$97,500,000	$97,500,000
Mizuho Securities USA LLC	$97,500,000	$97,500,000	$97,500,000
SMBC Nikko Securities America, Inc.	$97,500,000	$97,500,000	$97,500,000
BofA Securities, Inc.	$22,500,000	$22,500,000	$22,500,000
Commerz Markets LLC	$22,500,000	$22,500,000	$22,500,000
UBS Securities LLC	$22,500,000	$22,500,000	$22,500,000
Total	$750,000,000	$750,000,000	$750,000,000

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet, attached as Schedule C hereto

(c)	Additional Documents Incorporated by Reference: None

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-236366

FINAL TERM SHEET

Philip Morris International Inc.

Dated April 29, 2020

1.125% Notes due 2023 1.500% Notes due 2025 2.100% Notes due 2030

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	1.125% Notes due 2023 (the “2023 Notes”) 1.500% Notes due 2025 (the “2025 Notes”) 2.100% Notes due 2030 (the “2030 Notes”)

Aggregate Principal Amount:	2023 Notes: $750,000,000 2025 Notes: $750,000,000 2030 Notes: $750,000,000

Maturity Date:	2023 Notes: May 1, 2023 2025 Notes: May 1, 2025 2030 Notes: May 1, 2030

Coupon:	2023 Notes: 1.125% 2025 Notes: 1.500% 2030 Notes: 2.100%

Interest Payment Dates:

2023 Notes: Semi-annually on each May 1 and November 1, commencing November 1, 2020

2025 Notes: Semi-annually on each May 1 and November 1, commencing November 1, 2020

2030 Notes: Semi-annually on each May 1 and November 1, commencing November 1, 2020

Record Dates:	2023 Notes: April 15 and October 15 2025 Notes: April 15 and October 15 2030 Notes: April 15 and October 15

Price to Public:	2023 Notes: 99.665% of principal amount 2025 Notes: 99.512% of principal amount 2030 Notes: 99.383% of principal amount

Underwriting Discount:	2023 Notes: 0.200% of principal amount 2025 Notes: 0.300% of principal amount 2030 Notes: 0.450% of principal amount

Net Proceeds:	2023 Notes: $745,987,500 (before expenses) 2025 Notes: $744,090,000 (before expenses) 2030 Notes: $741,997,500 (before expenses)

Benchmark Treasury:	2023 Notes: 0.250% due April 15, 2023 2025 Notes: 0.500% due March 31, 2025 2030 Notes: 1.500% due February 15, 2030

Benchmark Treasury Price/Yield:	2023 Notes: 100-01 / 0.239% 2025 Notes: 100-23 / 0.352% 2030 Notes: 108-11+ / 0.619%

Spread to Benchmark Treasury:	2023 Notes: +100 basis points 2025 Notes: +125 basis points 2030 Notes: +155 basis points

Yield to Maturity:	2023 Notes: 1.239% 2025 Notes: 1.602% 2030 Notes: 2.169%

Optional Redemption:

2023 Notes: Make-whole redemption at Treasury plus 15 bps at any time

2025 Notes:

Prior to April 1, 2025: Make-whole redemption at Treasury plus 20 bps

On or after April 1, 2025: Redemption at par

2030 Notes:

Prior to February 1, 2030: Make-whole redemption at Treasury plus 25 bps

On or after February 1, 2030: Redemption at par

Settlement Date (T+2):	May 1, 2020

CUSIP/ISIN:	2023 Notes: CUSIP Number: 718172 CQ0 ISIN Number: US718172CQ07 2025 Notes: CUSIP Number: 718172 CN7 ISIN Number: US718172CN75 2030 Notes: CUSIP Number: 718172 CP2 ISIN Number: US718172CP24

Listing:	None

Joint Book-Running Managers:	Banca IMI S.p.A. BBVA Securities Inc. Citigroup Global Markets Inc.

Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC SMBC Nikko Securities America, Inc.

Co-Managers:	BofA Securities, Inc. Commerz Markets LLC UBS Securities LLC

Allocations:	2023 Notes	2025 Notes	2030 Notes
Banca IMI S.p.A.	$97,500,000	$97,500,000	$97,500,000
BBVA Securities Inc.	$97,500,000	$97,500,000	$97,500,000
Citigroup Global Markets Inc.	$97,500,000	$97,500,000	$97,500,000
Deutsche Bank Securities Inc.	$97,500,000	$97,500,000	$97,500,000
Goldman Sachs & Co. LLC	$97,500,000	$97,500,000	$97,500,000
Mizuho Securities USA LLC	$97,500,000	$97,500,000	$97,500,000
SMBC Nikko Securities America, Inc.	$97,500,000	$97,500,000	$97,500,000
BofA Securities, Inc.	$22,500,000	$22,500,000	$22,500,000
Commerz Markets LLC	$22,500,000	$22,500,000	$22,500,000
UBS Securities LLC	$22,500,000	$22,500,000	$22,500,000
Total	$750,000,000	$750,000,000	$750,000,000

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banca IMI S.p.A. toll free at 1-800-477-9296, BBVA Securities Inc. toll free at 1-800-266-7277, Citigroup Global Markets Inc. toll free at 1-800-831-9146, Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Goldman Sachs & Co. LLC toll free at 1-866-471-2526, Mizuho Securities USA LLC toll free at 1-866-271-7403, and SMBC Nikko Securities America, Inc. toll free at 1-888-868-6856.